Exhibit 99

                                ADMIRALTY BANCORP
                             SUBSCRIPTION AGREEMENT

         The undersigned (singularly, or if applicable, collectively, the "Purchaser") hereby subscribes for the number of shares of Class B common stock, no par value, of Admiralty Bancorp, Inc. (the "Company"), as set forth above the signature of the Purchaser to this Subscription Agreement (the "Agreement") and hereby agrees as follows:

         1. Sale and Purchase of Shares. The Company agrees to issue to the Purchaser and the Purchaser agrees to purchase from the Company, the number of shares of Class B common stock, no par value, of the Company for which subscription has been accepted by the Company (the "Shares") as indicated above the Company's signature on the last page of this Agreement at a purchase price
of $      per Share (the "Purchase Price"). The Purchaser acknowledges that prior to the execution hereof, the Purchaser has received and reviewed the Offering Prospectus of the Company dated September ____, 2000 (the "Prospectus").

         2. Payment by Purchaser. The Purchaser shall make payment by delivering to the Company the Purchase Price in the form of cash, cashier's or certified check, or money order payable to the order of Admiralty Bancorp, Inc., which funds shall be deposited in a non-interest bearing Admiralty Bank account pending acceptance of the subscriptions. Tender of payment for the Shares, along with an executed Subscription Agreement, must be received by the Company by _________________, 2000, as provided in the Prospectus, unless such date is extended by the Company as provided in the Prospectus.

         3. Closing. The closing of the sale and purchase of the Shares described in Section 2 hereof shall occur at the offices of the Company at a Closing on or immediately following the satisfaction of the offering terms as set forth in the Prospectus.

         4. Representations and Warranties by the Purchaser. The Purchaser represents, warrants and covenants to the Company and its officers, directors, agents and other affiliates that

                  (a) Information True and Correct. All the information that the Purchaser has furnished to the Company or which is set forth in this Agreement, is correct and complete as of the date of this Agreement and, if there should be any

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material change in such information prior to the Closing, the Purchaser will immediately furnish the revised and corrected information to the Company.

                  (b) Knowledge and Experience. The Purchaser has such knowledge and experience in financial and business matters or is represented by an independent investment representative that has such knowledge and experience in financial and business matters so that the Purchaser, either alone or with his independent investment representative, is capable of evaluating the information provided to the Purchaser by the Company or information to which the Purchaser has been given access by the Company and is capable of evaluating the merits and risks of an investment in the Shares.

                  (c) Access to Information. By reason of the Purchaser's business or financial experience, or the business or financial experience of his independent investment representative who is not an officer, director or employee of the Company nor is acting on behalf of the Company, either directly or indirectly, the Purchaser has the capacity and has taken all steps necessary to protect his own interests in connection with an investment in the Shares. The Purchaser has had access to sufficient information concerning the Company to enable the Purchaser to make an informed decision concerning the purchase of the Shares. The Purchaser has received and carefully read the Prospectus.

                  (d) Reliance on Prospectus. The Purchaser acknowledges and represents that he has made the decision to invest in the Shares solely on the basis of information set forth in the Prospectus and that no officer, director, agent or other person affiliated with the Company has given any information or made any representation, oral or written, other than as provided in the Prospectus or through the written information obtained pursuant to Section 2 hereof, on which the Purchaser has relied in deciding to invest in the Shares including, without limitation, any information or representations with respect to the future operations of the Company or to the economic returns which may accrue to the Purchaser as a result of the purchase of the Shares.

         5. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be delivered, telecommunicated or mailed first-class prepaid, registered or certified mail:

                  (a) If to the undersigned, addressed at the address set forth below or at this or its address as shown on the stock transfer books of the Company or his or its agent or to such other address as may from time to time be furnished to the Company in writing by any such holder.

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                  (b) If to the Company to Bruce A. Mahon, Chairman, Admiralty
Bancorp, Inc. 4400 PGA Boulevard, Palm Beach Gardens, Florida, 33410.

         Each such notice shall be deemed delivered and received (a) on the date delivered if by personal delivery, (b) on the date telecommunicated if by telegraph, (c) on the date of transmission with confirmed answer back if by telex or telefax, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         6. Indemnification Representations of the Purchaser. As a material inducement to the Company in permitting the Purchaser to purchase any of the Shares offered hereby, the Purchaser represents and warrants that none of the representations or warranties made by the Purchaser herein (the "Purchaser Statements") contain any false or misleading statement. The Purchaser shall indemnify the Company to the extent the Company incurs or suffers any damage, expense (including, without limitation, attorneys fees and expenses, even if incident to appeals), loss, claim, judgement or liability resulting from the Company's reliance upon any Purchaser Statement made by the Purchaser, to the maximum extent of the purchase price hereunder. In the event the Purchaser refuses or fails to indemnify the Company under this Section, the Company may withhold from any distribution or dividends to which the Purchaser would otherwise be entitled, an amount sufficient to satisfy such indemnity obligation as a set off, without limiting the right of the Company to proceed in any other legal, equitable or contractual remedy directly against the Purchaser for the indemnity obligation.

         7. Miscellaneous Provisions. This Agreement shall: (a) be binding upon the Purchaser and the heirs, administrator, personal representative, other legal representatives, and successors of the Purchaser; (b) be governed, construed and enforced in accordance with the substantive law of the State of Delaware, without regard to any choice of law provision thereunder; (c) if the Purchaser consists of more than one person, be the joint and several obligation of all persons; and (d) to the extent any covenant, agreement or representation made pursuant hereto or any provision or term incurred herein is contrary to or prohibited by or deemed invalid under applicable law or regulation, such provisions shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.


         IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of the _____ day of __________________, 2000.


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                  Number of Shares Subscribed for:____________
                  Aggregate Payment at $10.00 per Share:    $___________
                  Exact Name to Appear on Share Certificate __________________



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______________________                      (Signature of Purchaser)
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(Address of Purchaser)                    (Typed or Printed Name)


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______________________                      (Signature of Purchaser)
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(Address of Purchaser)                    (Typed or Printed Name)


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This Subscription Agreement is hereby
accepted as to ________ Shares by
Admiralty Bancorp, Inc.
this _____ day of ______________, 2000.


ADMIRALTY BANCORP, INC.

By:_____________________________
       BRUCE A. MAHON
      Chairman of the Board

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